As filed with the Securities and Exchange Commission on May 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACHIEVE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4343413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22722 29th Drive SE, Suite 100

Bothell, WA 98021

1040 West Georgia Street, Suite 1030

Vancouver, BC V6E 4H1

(604) 210-2217

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew D. Goldberg

Chief Executive Officer and President

Achieve Life Sciences, Inc.

22722 29th Drive SE, Suite 100

Bothell, WA 98021

(604) 210-2217

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Alan Smith, Esq.
Amanda Rose, Esq.

Chelsea Anderson, Esq.

Fenwick & West LLP

401 Union Street, 5th Floor

Seattle, WA 98101

(206) 389-4510

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 12, 2026

PROSPECTUS

49,418,069 Shares of Common Stock
100,500 Shares of Common Stock Underlying Pre-Funded Warrants
49,518,569 Shares of Common Stock Underlying Common Warrants

This prospectus relates to the registration for potential offer and sale from time to time by the selling stockholders identified in the “Selling Stockholders” section of this prospectus (the “Selling Stockholders”) of up to 99,037,138 shares of our common stock, par value $0.001 per share (the “Common Stock”), consisting of (i) 49,418,069 shares (the “Shares”) issued in connection with a securities purchase agreement dated April 15, 2026 (the “Purchase Agreement”) between us and certain institutional and accredited investors (the “Investors”), (ii) 100,500 shares (the “Pre-Funded Warrant Shares”) underlying pre-funded warrants (the “Pre-Funded Warrants”) issued in connection with the Purchase Agreement, and (iii) 49,518,569 shares (the “Common Warrant Shares”) underlying warrants (the “Common Warrants”) issued in connection with the Purchase Agreement. The Shares, Pre-Funded Warrant Shares and Common Warrant Shares are, collectively, the “Selling Stockholder Shares.”

The Selling Stockholders may sell the Selling Stockholder Shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The Selling Stockholders may sell the Selling Stockholder Shares at any time at market prices prevailing at the time of sale or at privately negotiated prices. For more information regarding the Selling Stockholders and the sale of the Selling Stockholder Shares, see “Selling Stockholders” and “Plan of Distribution” herein.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders. We will receive proceeds from any exercise of the Pre-Funded Warrants and Common Warrants for cash. We will pay the expenses incurred in registering the Selling Stockholder Shares, including legal and accounting fees.

Our common stock is traded on The Nasdaq Capital Market under the symbol “ACHV.” On May 8, 2026, the last reported sales price for our common stock was $5.21 per share.

Investing in our securities involves a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is , 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration process, the Selling Stockholders named herein may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. You should carefully read this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Information by Reference” before deciding to invest in our common stock. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.

Neither we, the Selling Stockholders, nor any agent, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We, the Selling Stockholders and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus and the information incorporated by reference herein may contain additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

In this prospectus, unless the context otherwise requires, the terms “Achieve,” the “Company,” “we,” “us,” and “our” refer to Achieve Life Sciences, Inc. together with its subsidiaries, taken as a whole.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2025, and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Company

We are a late-stage clinical specialty pharmaceutical company with the sole mission to address the global nicotine dependence epidemic in combustible cigarette and e-cigarette usage through the development and commercialization of cytisinicline. There are an estimated 25 million adults in the United States alone who smoke combustible cigarettes and an estimated 18 million adults in the United States who utilize e-cigarettes. Tobacco use is currently the leading cause of preventable death and is responsible for more than eight million deaths worldwide and nearly half a million deaths in the United States annually.

Private Placement

Securities Purchase Agreement

On April 15, 2026, we entered into the Purchase Agreement with the Investors, pursuant to which we agreed to sell and issue to the Investors in a private placement (the “Private Placement”) an aggregate of (i) 49,418,069 Shares and, in lieu of Shares for an Investor, Pre-Funded Warrants to purchase up to 100,500 Pre-Funded Warrant Shares, and (ii) Common Warrants to purchase up to 49,518,569 Common Warrant Shares at a collective purchase price of (a) $3.635 per combination of Shares and accompanying Common Warrants or (b) $3.634 per combination of Pre-Funded Warrants and accompanying Common Warrants.

Each Pre-Funded Warrant has an exercise price of $0.001 per Pre-Funded Warrant Share. The Pre-Funded Warrants are exercisable at any time after their original issuance, subject to certain ownership limitations, and will not expire.

Each Common Warrant is exercisable at an exercise price of $3.51 per Common Warrant Share. The Common Warrants are exercisable at any time after the date of issuance, subject to certain ownership limitations, and will expire on the later of the twentieth business day following (i) the date on which the Company publicly announces that the U.S. Food and Drug Administration has approved cytisinicline for smoking cessation in adults (the “FDA Approval”), and (ii) the date on which the Company notifies the holder of the FDA Approval, provided that if a Common Warrant is not fully exercisable because the Company has insufficient authorized and unreserved shares of Common Stock at the time of the public announcement of the FDA Approval, the Common Warrant will be exercisable for two years following the date on which the Company obtains stockholder approval for an amendment to its certificate of incorporation to increase the number of authorized shares of Common Stock.

A holder of Common Warrants or Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 4.99%, 9.99% or 19.99%, at the election of the holder (provided that no holder may beneficially own more than 19.99%) (the “Ownership Limitation”), of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Common Warrants or Pre-Funded Warrants may generally increase or decrease the Ownership Limitation by providing at least 61 days’ prior notice to the Company. A holder of Common Warrants or Pre-Funded Warrants also may not exercise the Common Warrants or Pre-Funded Warrants, as applicable, for shares of Common Stock if the

Company does not have sufficient authorized and unissued Common Stock to issue such shares of Common Stock upon exercise.

The Private Placement closed on April 17, 2026, and the Company received gross proceeds from the Private Placement of approximately $180.0 million, before deducting placement agent fees and other expenses. If all of the Common Warrants are exercised in full, the Company would receive approximately $173.8 million in additional gross proceeds, before deducting expenses. The Company intends to use the proceeds from the Private Placement to fund a Phase 3 clinical trial for cytisinicline for e-cigarette cessation, the commercialization of cytisinicline and for working capital and general corporate purposes.

Registration Rights Agreement

In connection with the Private Placement, the Company and the Investors also entered into a Registration Rights Agreement, dated as of April 15, 2026 (the “Registration Rights Agreement”), providing for the registration for resale of the Selling Stockholder Shares. The Company agreed to prepare and file a registration statement with the SEC promptly, and in any event within 30 days of the closing of the Private Placement, and to use its reasonable best efforts to have it declared effective within 75 days following its initial filing date.

The Company has granted the Investors customary indemnification rights in connection with the Registration Rights Agreement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

Corporate Information

We were incorporated in California in October 1991 and subsequently reorganized as a Delaware corporation in March 1995. Our principal executive offices are located at 22722 29th Drive SE, Suite 100, Bothell, WA 98021 and 1040 West Georgia Street, Suite 1030, Vancouver, B.C. V6E 4H1, and our telephone number is (604) 210-2217.

THE OFFERING

Common stock offered by selling stockholders

Up to 99,037,138 shares of Common Stock, which includes (i) 49,418,069 Shares, (ii) 100,500 Pre-Funded Warrant Shares, and (iii) 49,518,569 Common Warrant Shares. See the “Selling Stockholders” section of this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the shares of Common Stock covered by this prospectus.

Risk factors	See “Risk Factors” included herein, for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq Capital Market Symbol	ACHV

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the following specific factors, together with all of the other information contained or incorporated by reference in this prospectus, including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus, which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Related to this Offering and Our Common Stock

The sale of a substantial amount of our shares in the public market could adversely affect the prevailing market price of our securities.

We are registering for resale up to 99,037,138 shares of our Common Stock held by the Selling Stockholders, which is a significant number of shares compared to the current number of total shares of Common Stock issued and outstanding. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. We cannot predict if and when Selling Stockholders may sell such shares of our Common Stock in the public markets. Furthermore, in the future, we may issue additional shares of our Common Stock or other equity or debt securities convertible into shares of our Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause the market price of our securities to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. We operate in a competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “should,” “will,” “could,” “plan,” “intend” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. Examples of these forward-looking statements include, but are not limited to:

•
anticipated regulatory filings and U.S. Food and Drug Administration (“FDA”) responses, recommendations, requirements or additional future clinical trials;
•
the potential benefits and differentiated profile, FDA approval, commercialization and commercial market for cytisinicline;
•
the ability of our third-party manufacturers to receive and maintain FDA approval, and provide sufficient supply of cytisinicline in a timely manner;
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progress and preliminary and future results of any clinical trials;
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timing and plans for the expansion of our focus to develop cytisinicline for additional methods of nicotine dependence beyond the initial proposed indication of smoking, including vaping;
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market acceptance, the estimated revenue of our product and the estimated potential size of these markets;
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our ability to raise additional capital as needed to fund our planned development and commercialization efforts and service our existing debt;
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timing and amount of future contractual payments, product revenue and operating expenses; and
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our expectations regarding the impact of the macroeconomic and geopolitical environment, including fluctuating inflation, interest and tariff rates, the impact of significant political, trade and regulatory developments, potential shutdowns of the U.S. government, increased volatility in the debt and equity markets, instability in the global banking system, global health crises and pandemics and geopolitical conflict, and their potentially material adverse impact on our business and the execution of our preclinical studies and clinical trials.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include the risk factors identified under the caption “Risk Factors” in this prospectus, as well as those identified under Part I, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 12, 2026, and other documents we have filed with the SEC that are incorporated herein by reference.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices at 22722 29th Drive SE, Suite 100, Bothell, WA 98021 and 1040 West Georgia Street, Suite 1030, Vancouver, B.C. V6E 4H1, during normal business hours.

Information about us is also available at our website at https://achievelifesciences.com/. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 24, 2026, as amended on Form 10-K/A, filed with the SEC on April 30, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed with the SEC on May 12, 2026;

•	our Current Reports on Form 8-K filed with the SEC on April 16, 2026 and May 12, 2026;

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 27, 1995 (paper filing) under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

•

filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address, telephone number or e-mail address:

Achieve Life Sciences, Inc.

22722 29th Drive SE, Suite 100

Bothell, WA 98021

Tel: (604) 210-2217

Attn: Sandra Thomson

Copies of these filings are also available through the “Investors” section of our website at www.achievelifesciences.com. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

The proceeds from the sale of the Selling Stockholder Shares offered pursuant to this prospectus are solely for the accounts of the Selling Stockholders. Accordingly, we will not receive any of the proceeds from the sale of the Selling Stockholder Shares offered by this prospectus. See “Selling Stockholders” and “Plan of Distribution” below.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the Selling Stockholder Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Selling Stockholder Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the Selling Stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	“at the market” to or through market makers or into an existing market for the shares;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the

Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Common Warrants by payment of cash, however, we will receive the exercise price of the Common Warrants.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

SELLING STOCKHOLDERS

The Selling Stockholder Shares being offered by the Selling Stockholders under this prospectus consist of shares issued and issuable to the Selling Stockholders under the Purchase Agreement. Pursuant to the Purchase Agreement, we have agreed to file a registration statement with the SEC covering the resale of the Selling Stockholder Shares, and this registration statement has been filed pursuant to the Purchase Agreement.

The table below lists the Selling Stockholders and other information regarding their beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of our Common Stock as of April 24, 2026. Under Section 13(d) of the Exchange Act, beneficial ownership generally includes voting or investment power with respect to securities, including any securities that grant the holder the right to acquire shares of Common Stock within 60 days of the date of determination. These shares are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership data is based on 102,659,057 shares of our Common Stock issued and outstanding as of April 24, 2026 (as reflected in the records of our stock transfer agent). A holder of Common Warrants or Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 4.99%, 9.99% or 19.99%, at the election of the holder (provided that no holder may beneficially own more than 19.99%), of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The table below gives effect to the Selling Stockholder’s applicable beneficial ownership limitation.

We have prepared the table below based on information furnished to us by or on behalf of the Selling Stockholders. The second column of the table lists the number of shares of Common Stock beneficially owned by the Selling Stockholders as of April 24, 2026. The third column of the table lists the Selling Stockholder Shares being offered under this prospectus by the Selling Stockholders or by those persons or entities to whom they transfer, donate, devise, pledge or distribute their Selling Stockholder Shares or by other successors in interest.

Because, among other things, the exercise of the Common Warrants and Pre-Funded Warrants is at the option of the holders, the number of shares of Common Stock that will actually be issued to the Selling Stockholders pursuant to the Common Warrants and Pre-Funded Warrants may be more or less than the number of Selling Stockholder Shares being offered by this prospectus. In addition, the Selling Stockholder Shares may be sold pursuant to this prospectus or in privately negotiated transactions. See “Plan of Distribution.” Because the Selling Stockholders may sell all, some or none of their Selling Stockholder Shares in this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Selling Stockholder Shares, we cannot estimate the number of Selling Stockholder Shares the Selling Stockholders will sell under this prospectus. The fourth column of the table assumes the sale of all of the Selling Stockholder Shares offered by the Selling Stockholders pursuant to this prospectus.

Except for the ownership of the Selling Stockholder Shares, Common Warrants and Pre-Funded Warrants purchased from us under the Purchase Agreement to which this prospectus relates, no Selling Stockholders have had any material relationship with us within the past three years.

Unless otherwise indicated in the footnotes below, we believe that the Selling Stockholders have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them. Since the date on which they provided us with the information below, the Selling Stockholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number	Percentage (%)		Number	Percentage (%)
Alyeska Master Fund, L.P.(1)	6,655,777	6.36%	3,851,444	2,804,333	2.68%
Blue Owl Healthcare Opportunities IV Public Investments LP(2)	825,308	0.80%	825,308	-	0.00%
Coastlands Capital Partners LP(3)	2,232,382	2.15%	2,200,824	31,558	0.03%
Entities affiliated with Contrarian Alpha Management, LLC(4)	2,403,477	2.34%	275,100	2,128,377	2.07%
Dialectic Life Sciences SPV LLC(5)	7,716,930	7.43%	2,475,930	5,241,000	5.04%
Entities affiliated with Franklin Templeton(6)	10,220,466	9.61%	3,851,444	6,369,022	5.99%
Frazier Life Sciences Public Fund, L.P.(7)	13,429,984	12.27%	13,429,984	-	0.00%
Frazier Life Sciences XI, L.P.(8)	125,584	0.12%	125,584	-	0.00%
Frazier Life Sciences XII, L.P.(9)	1,575,104	1.52%	1,575,104	-	0.00%
Entities affiliated with Janus Henderson Investors(10)	5,502,064	5.22%	5,502,064	-	0.00%
LifeSci Venture Partners III, LP(11)	1,100,412	1.07%	1,100,412	-	0.00%
Logos Opportunities Fund V LP(12)	5,502,064	5.22%	5,502,064	-	0.00%
Entities affiliated with Marshall Wace(13)	5,122,686	4.99%	5,122,686	-	0.00%
Entities affiliated with Paradigm BioCapital Advisors(14)	9,903,712	9.20%	9,903,712	-	0.00%
Entities affiliated with Propel Bio Partners(15)	3,062,736	2.95%	1,980,744	1,081,992	1.04%
Entity affiliated with Simplify Asset Management Inc.(16)	2,646,365	2.57%	495,186	2,151,179	2.09%
Entities affiliated with Spruce Street Capital LP(17)	1,294,084	1.25%	1,100,412	193,672	0.19%
TPG LSI Rise Auriga, L.P.(18)	13,755,160	12.56%	13,755,160	-	0.00%
venBio Global Strategic Fund V, L.P.(19)	10,255,639	9.99%	10,255,639	-	0.00%
Entities affiliated with Venrock Healthcare Capital Partners(20)	5,502,064	5.22%	5,502,064	-	0.00%
Vivo Opportunity Cayman Fund I, L.P.(21)	5,502,064	5.22%	5,502,064	-	0.00%
Wellington Biomedical Innovation Master Investors (Cayman) II L.P.(22)	2,751,030	2.64%	2,751,030	-	0.00%

(1)
The shares of common stock beneficially owned prior to this offering include (i) 1,925,722 shares of common stock and (ii) 4,730,055 shares of common stock issuable upon exercise of common warrants. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.
(2)
The shares of common stock beneficially owned prior to this offering include (i) 412,654 shares of common stock and (ii) 412,654 shares of common stock issuable upon exercise of common warrants, in each case held by Blue Owl Healthcare Opportunities IV Public Investments LP. Blue Owl Healthcare Opportunities Advisors LLC is the investment manager of Blue Owl Healthcare Opportunities IV Public Investments LP and has voting and investment power over the securities held by Blue Owl Healthcare Opportunities IV Public Investments LP. Blue Owl Healthcare Opportunities Advisors LLC exercises voting and investment power through an investment committee comprised of Kevin Raidy, Timothy Anderson, Sandip Agarwala, and Brandyn Itzkowitz, who each disclaims beneficial ownership over these securities.
(3)
The shares of common stock beneficially owned prior to this offering include (i) 1,131,970 shares of common stock and (ii) 1,100,412 shares of common stock issuable upon exercise of common warrants held by Coastlands Capital Partners LP (“Coastlands Capital”). Coastlands Capital LP (“Coastlands”) and Coastlands Capital GP LLC (“Coastlands GP LLC”) are the investment adviser and general partner, respectively, of Coastlands Capital. Coastlands Capital LLC (“Coastlands GP”) is the

general partner of Coastlands. Matthew D. Perry is the control person of Coastlands, Coastlands Capital, Coastlands GP and Coastlands GP LLC (collectively, the “Coastlands Entities”). The Coastlands Entities and Mr. Perry each disclaim membership in a group and beneficial ownership of the shares of common stock except to the extent of their respective pecuniary interests therein. The address and principal office of the Coastlands Entities and Mr. Perry is 601 California Street, Suite 1210, San Francisco, CA 94108.
(4)
The shares of common stock beneficially owned prior to this offering include (i) 187,550 shares of common stock held by Hurricane Capital Manager Platform SPC - HMAP S1SP2 REF: Contrarian Alpha (“HMAP”), (ii) 1,318,918 shares of common stock held by Contrarian Achieve SPV LP ("CAS"), (iii) 237,550 shares of common stock issuable upon exercise of common warrants held by HMAP, and (iv) 659,459 shares of common stock issuable upon exercise of common warrants held by CAS. Parker Quillen is a manager of Contrarian Alpha Management, LLC and shares voting and dispositive power over the shares held by each of HMAP and CAS.
(5)
The shares of common stock beneficially owned prior to this offering include (i) 4,731,965 shares of common stock and (ii) 2,984,965 shares of common stock issuable upon exercise of common warrants.
(6)
The shares of common stock beneficially owned prior to this offering include (i) 2,282,331 shares of common stock held by Franklin Strategic Series - Franklin Biotechnology Discovery Fund ("FSS"), (ii) 4,012,413 shares of common stock held by Franklin Templeton Investment Funds - Franklin Biotechnology Discovery Fund ("FTIF"), (iii) 1,405,549 shares of common stock issuable upon exercise of common warrants held by FSS and (iv) 2,520,173 shares of common stock issuable upon exercise of common warrants held by FTIF. Evan McCulloch shares voting and dispositive power over the shares held by each of FSS and FTIF.
(7)
The shares of common stock beneficially owned prior to this offering include (i) 6,625,788 shares of common stock, (ii) 6,714,992 shares of common stock issuable upon exercise of common warrants and (iii) 89,204 shares of common stock issuable upon exercise of pre-funded warrants held by Frazier Life Sciences Public Fund, L.P. FHMLSP, L.P. is the general partner of Frazier Life Sciences Public Fund, L.P. FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. The common warrants and pre-funded warrants contain a provision limiting the ability of a warrant holder to exercise its common warrants and pre-funded warrants if, after giving effect to such exercise, such warrant holder would beneficially own more than 9.99% of our outstanding common stock.
(8)
The shares of common stock beneficially owned prior to this offering include (i) 61,958 shares of common stock, (ii) 62,792 shares of common stock issuable upon exercise of common warrants, and (iii) 834 shares of common stock issuable upon exercise of pre-funded warrants held by Frazier Life Sciences XI, L.P. FHMLS XI, L.P. is the general partner of Frazier Life Sciences XI, L.P. FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. The common warrants and pre-funded warrants contain a provision limiting the ability of a warrant holder to exercise its common warrants and pre-funded warrants if, after giving effect to such exercise, such warrant holder would beneficially own more than 9.99% of our outstanding common stock.
(9)
The shares of common stock beneficially owned prior to this offering include (i) 777,090 shares of common stock, (ii) 787,552 shares of common stock issuable upon exercise of common warrants, and (iii) 10,462 shares of common stock issuable upon exercise of pre-funded warrants held by Frazier Life Sciences XII, L.P. FHMLS XII, L.P. is the general partner of Frazier Life Sciences XII, L.P. FHMLS XII, L.L.C. is the general partner of FHMLS XII, L.P. The common warrants and pre-funded warrants contain a provision limiting the ability of a warrant holder to exercise its common warrants and pre-funded warrants if, after giving effect to such exercise, such warrant holder would beneficially own more than 9.99% of our outstanding common stock.
(10)
The shares of common stock beneficially owned prior to this offering include (i) 2,257,075 shares of common stock held by Janus Henderson Biotech Innovation Master Fund Limited ("Janus I"), (ii) 493,957 shares of common stock held by Janus Henderson Biotech Innovation Master Fund II Limited ("Janus II" and, collectively with Janus I, the "Janus Funds"), (iii) 2,257,075 shares of common stock issuable upon exercise of common warrants held by Janus I and (iv) 493,957 shares of common stock issuable upon exercise of common warrants held by Janus II. The shares held by the Janus Funds may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“JHI”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Janus Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Janus Funds. Under the terms of its management contract with the Janus Funds, JHI has overall responsibility for directing the investments of the Janus Funds in accordance with the Janus Fund’s investment objective, policies and limitations. The Janus Funds have one or more portfolio managers appointed by and serving at the pleasure of JHI who makes decisions with respect to the disposition of the share of Common Stock offered hereby. The address for Janus is 151 Detroit Street, Denver, CO 80206. The portfolio managers for the Janus Funds are: Andrew Acker, Daniel S. Lyons and Agustin Mohedas.
(11)
The shares of common stock beneficially owned prior to this offering include (i) 550,206 shares of common stock and (ii) 550,206 shares of common stock issuable upon exercise of common warrants.
(12)
The shares of common stock beneficially owned prior to this offering include (i) 2,751,032 shares of common stock and (ii) 2,751,032 shares of common stock issuable upon exercise of common warrants.
(13)
The shares of common stock beneficially owned prior to this offering include (i) 1,100,413 shares of common stock held by Marshall Wace Investment Strategies - Eureka Fund ("MW"), (ii) 1,650,619 shares of common stock held by MW XO Health Innovations Fund II, LP ("MWXO"), (iii) 1,100,413 shares of common stock issuable upon exercise of common warrants held by MW and (iv) 1,650,619 shares of common stock issuable upon exercise of common warrants held by MWXO. The number in the column “Percentage (%)—Shares of Common Stock Owned Prior to the Offering” gives effect to the provision of the common warrants and pre-funded warrants limiting the ability of a warrant holder to exercise its common warrants and pre-funded warrants if, after giving effect to such exercise, such warrant holder would beneficially own more than 4.99% of our outstanding common stock.

(14)
The shares of common stock beneficially owned prior to this offering include (i) 4,343,768 shares of common stock held by Paradigm BioCapital International Fund Ltd. ("Paradigm BioCapital Fund"), (ii) 608,088 shares of common stock held by a separate account client for which Paradigm BioCapital Advisors LP (“Paradigm BioCapital Advisors”) acts as discretionary investment manager solely with respect to the assets for which Paradigm BioCapital Advisors acts as investment manager (the “Paradigm BioCapital Account”), (iii) 4,343,768 shares of common stock issuable upon exercise of common warrants held by Paradigm BioCapital Fund, and (iv) 608,088 shares of common stock issuable upon exercise of common warrants held by the Paradigm BioCapital Account.
(15)
The shares of common stock beneficially owned prior to this offering include (i) 962,919 shares of common stock held by Propel Bio Partners L.P. ("PBP"), (ii) 742,779 shares of common stock held by Propel Bio-Host Partners L.P. ("PBHP"), (iii) 614,259 shares of common stock issuable upon exercise of common warrants held by PBP and (iv) 742,779 shares of common stock issuable upon exercise of common warrants held by PBHP. Leen Kawas is a managing member of Propel Bio Partners LLC, the general partner of PBP and PBHP, and shares voting and dispositive power over the shares held by each of PBP and PBHP.
(16)
The shares of common stock beneficially owned prior to this offering include (i) 1,432,105 shares of common stock and (ii) 1,214,260 shares of common stock issuable upon exercise of common warrants held by Simplify Propel Opportunities ETF ("Simplify ETF"). Paul Kim shares voting and dispositive power over the shares held by Simplify ETF.
(17)
The shares of common stock beneficially owned prior to this offering include (i) 453,370 shares of common stock held by Spruce Street Capital Master Fund LP ("Spruce Street Fund"), (ii) 96,836 shares of common stock held by a separate account managed by Spruce Street Capital LP (the "Account"), (iii) 453,370 shares of common stock issuable upon exercise of common warrants held by Spruce Street Fund and (iv) 96,836 shares of common stock issuable upon exercise of common warrants held by the Account. Alex Rosen and Simon Basseyn each share voting and dispositive power over the shares held by each of Spruce Street Fund and the Account.
(18)
The shares of common stock beneficially owned prior to this offering include (i) 6,877,580 shares of common stock and (ii) 6,877,580 shares of common stock issuable upon exercise of common warrants held by TPG LSI Rise Auriga, L.P., a Delaware limited partnership, whose general partner is TPG LSI SPV GP, LLC, a Delaware limited liability company, whose sole member is TPG LSI GenPar, L.P., a Delaware limited partnership, whose general partner is TPG LSI GenPar Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Operating Group I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Operating Group II, L.P., a Delaware limited partnership, whose general partner is TPG Holdings II-A, LLC, a Delaware limited liability company, whose sole member is TPG GPCo, LLC, a Delaware limited liability company, whose sole member is TPG Inc., a Delaware corporation, over whose shares of Class B common stock (which represent a majority of the combined voting power of the common stock) TPG GP A, LLC, a Delaware limited liability company, exercises direct or indirect control. TPG GP A, LLC is controlled by entities owned by James G. Coulter and Jon Winkelried. Messrs. Coulter and Winkelried disclaim beneficial ownership of the securities held by TPG LSI Rise Auriga, L.P., except to the extent of their pecuniary interest therein, if any. The address of each of TPG GP A, LLC and Messrs. Coulter and Winkelried is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(19)
The shares of common stock beneficially owned prior to this offering include (i) 5,914,720 shares of common stock and (ii) 5,914,720 shares of common stock issuable upon exercise of common warrants held by venBio Global Strategic Fund V, L.P. ("venBio V"). Each of Aaron Royston, Corey Goodman, and Richard Gaster is a member of venBio Strategic GP V, LLC, the general partner of venBio V. The number in the column “Percentage (%)—Shares of Common Stock Owned Prior to the Offering” gives effect to the provision of the common warrants and pre-funded warrants limiting the ability of a warrant holder to exercise its common warrants and pre-funded warrants if, after giving effect to such exercise, such warrant holder would beneficially own more than 9.99% of our outstanding common stock.
(20)
The shares of common stock beneficially owned prior to this offering include (i) 722,696 shares of common stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”), (ii) 1,843,960 shares of common stock held by Venrock Healthcare Capital Partners III, L.P. ("VHCP III"), (iii) 184,376 shares of common stock held by VHCP Co-Investment Holdings III, LLC ("VHCP CI"), (iv) 722,696 shares of common stock issuable upon exercise of common warrants held by VHCP EG, (v) 1,843,960 shares of common stock issuable upon exercise of common warrants held by VHCP III, and (vi) 184,376 shares of common stock issuable upon exercise of common warrants held by VHCP CI. VHCP Management III, LLC (“VHCPM”) is the sole general partner of VHCP III and the sole manager of VHCP CI. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCP EG. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM and VHCPM EG. The address of each of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.
(21)
The shares of common stock beneficially owned prior to this offering include (i) 972,215 shares of common stock held by Vivo Opportunity Fund Holdings, L.P. (“VOFH”), (ii) 610,179 shares of common stock held by Vivo Opportunity Co-Invest, L.P. ("VOCI"), (iii) 1,070,426 shares of common stock held by Vivo Opportunity Co-Invest (Cycle 3), L.P. ("VOCI 3," and collectively with VOFH and VOCI, the "US Vivo Entities"), (iv) 98,212 shares of common stock held by Vivo Opportunity Cayman Fund, L.P. (“Vivo Cayman”), (v) 972,215 shares of common stock issuable upon exercise of common warrants held by VOFH, (vi) 610,179 shares of common stock issuable upon exercise of common warrants held by VOCI, (vii) 1,070,426 shares of common stock issuable upon exercise of common warrants held by VOCI 3, and (viii) 98,212 shares of common stock issuable upon exercise of common warrants held by Vivo Cayman. Vivo Opportunity, LLC is the general partner of the US Vivo Entities. Vivo Opportunity Cayman, LLC is the general partner of the Vivo Cayman. Kevin Dai, Gaurav Aggarwal, Frank Kung and Shan Fu are the managing members of Vivo Opportunity, LLC and Vivo Opportunity Cayman, LLC and may be deemed to share voting, investment and dispositive power over the shares held by the US Vivo Entities and Vivo Cayman.
(22)
The shares of common stock beneficially owned prior to this offering include (i) 1,375,515 shares of common stock and (ii) 1,375,515 shares of common stock issuable upon exercise of common warrants. Wellington Management Company LLP (WMC)

has the power to vote and dispose the securities pursuant to WMC’s investment management relationship with Wellington Biomedical Innovation Master Investors (Cayman) II L.P. WMC is a subsidiary of Wellington Management Group LLP (WMG).

LEGAL MATTERS

Fenwick & West LLP, Seattle, Washington, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

Item	Amount to be paid
SEC registration fee	$69,069
Printing and engraving	—
Legal fees and expenses	75,000
Accounting fees and expenses	—
Transfer agent and registrar fees and expenses	—
Miscellaneous expenses	—

Total	$144,069

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends or stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights conferred in the restated bylaws are not exclusive.

The Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

Item 16. Exhibits

The exhibits listed below are filed (except where otherwise indicated) as part of this Registration Statement.

Exhibit Number	Description	Incorporated by Reference				Filed/ Furnished Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Form of Common Warrant	8-K	033-80623	4.1	4/16/2026

4.2	Form of Pre-Funded Warrant	8-K	033-80623	4.2	4/16/2026

10.1*	Form of Securities Purchase Agreement	8-K	033-80623	10.1	4/16/2026

10.2	Form of Registration Rights Agreement	8-K	033-80623	10.2	4/16/2026

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page hereto)					X

107	Filing Fee Table					X

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on May 12, 2026.

ACHIEVE LIFE SCIENCES, INC.

By:	/s/ Andrew D. Goldberg
Andrew D. Goldberg Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew D. Goldberg, Mark Oki and Erik Atkisson, and each of them, as his true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew D. Goldberg Andrew D. Goldberg	Chief Executive Officer, President and Director (Principal Executive Officer)	May 12, 2026

/s/ Mark Oki Mark Oki	Chief Financial Officer (Principal Financial Officer)	May 12, 2026

/s/ Jerry Wan Jerry Wan	Vice President, Finance (Principal Accounting Officer)	May 12, 2026

/s/ Thomas B. King Thomas B. King	Chairman of the Board of Directors	May 12, 2026

/s/ Stuart Duty Stuart Duty	Director	May 12, 2026

/s/ Lucian Iancovici Lucian Iancovici	Director	May 12, 2026

/s/ Bridget Martell Bridget Martell	Director	May 12, 2026

/s/ Christopher Martin Christopher Martin	Director	May 12, 2026

/s/ Nancy Phelan Nancy Phelan	Director	May 12, 2026

/s/ Aaron Royston Aaron Royston	Director	May 12, 2026

/s/ Thomas Sellig Thomas Sellig	Director	May 12, 2026

/s/ Kristen B. Slaoui, Ph.D. Kristen B. Slaoui, Ph.D.	Director	May 12, 2026

/s/ Richard Stewart Richard Stewart	Director	May 12, 2026